UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
May 6, 2016

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard
Salt Lake City, Utah  84119-2099
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (801) 817-1776

Former name or former address, if changed since last report: Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01     Changes in Registrant’s Certifying Accountant

The Audit Committee of the Board of Directors (the Audit Committee) of Franklin Covey Co. (the Company) recently completed the process it undertook in accordance with its previously announced policy to review the appointment of the Company’s independent registered public accounting firm every five years.  Pursuant to this policy, the Audit Committee conducted a competitive process to select a firm to serve as the Company’s independent registered public accounting firm for the remainder of fiscal 2016.

Following the completion of this process, and after careful deliberation, on May 6, 2016 the Audit Committee engaged Deloitte & Touche LLP (Deloitte) as the Company’s independent registered public accounting firm for the remainder of the fiscal year ended August 31, 2016.  During the fiscal years ended August 31, 2015 or August 31, 2014, and in the subsequent interim period through May 6, 2016, neither the Company nor anyone acting on its behalf has consulted with Deloitte on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

As previously announced in a current report on Form 8-K filed with the Securities and Exchange Commission on April 26, 2016, the Audit Committee dismissed Ernst & Young LLP (EY) from its role as the Company’s independent registered public accounting firm on April 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date:	May 9, 2016	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer